Exhibit 99.1

CoStar Group Third Quarter Revenue Increased 11% Year-over-Year;
Net Income Increased 176% and EBITDA Increased 320% from the Second Quarter

WASHINGTON – October 22, 2024 - CoStar Group, Inc. (NASDAQ: CSGP), a leading provider of online real estate marketplaces, information and analytics in the property markets, announced today that revenue for the quarter ended September 30, 2024 was $693 million, up 11% over revenue of $625 million for the quarter ended September 30, 2023. Net income was $53 million in the third quarter of 2024, an increase of 176% from the second quarter of 2024. Net income per diluted share was $0.13. In the third quarter of 2024, EBITDA was $51 million and Adjusted EBITDA was $76 million, which represent increases from the second quarter of 2024 of 320% and 86% respectively. Adjusted EBITDA exceeded the mid-point of the Company's guidance range by 54% for the third quarter of 2024.

“We achieved another strong quarter of results with our 54th consecutive quarter of double-digit revenue growth,” said Andy Florance, Founder and CEO of CoStar Group. “CoStar Group revenue grew 11% year-over-year, as our two billion-dollar run rate businesses, Apartments.com and CoStar, continue to deliver double-digit revenue growth. Net income, EBITDA and Adjusted EBITDA increased significantly versus each of the first and second quarters of 2024. Our commercial information and marketplace businesses1 continue to perform very well and delivered 43% profit margins in the third quarter of 2024.”

Florance continued, “Our marketing investment continues to deliver strong results as we lay the groundwork for sustained long-term growth as interest rates move down, transaction volume increases and our brands gain even more traction. CoStar Group had a 28% increase year-over-year in average monthly unique visitors to 163 million in the third quarter 2024. In the U.S., the Homes.com network had 130 million average monthly unique visitors as unaided awareness increased to 33% in September 2024, up from 4% before the marketing campaign launch in February 2024. For Homes.com, we delivered 15 billion impressions year-to-date and nearly 5 billion impressions in Q3. In the U.K., just 10 months after our acquisition of OnTheMarket, we have grown year-over-year traffic by 212%, unique visitors by 348%, listing agents by 27%, sales leads by 76% and total stock by 45%.”

1 References to “commercial information and marketplace businesses” refer to our consolidated financial position and results excluding the impact of our Residential brands, which are Homes.com and OnTheMarket, plc.

Year 2023-2024 Quarterly Results - Unaudited
(in millions, except per share data)
	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$584	$606	$625	$640	$656	$678	$693
Net income	87	101	91	96	7	19	53
Net income per share - diluted	0.21	0.25	0.22	0.24	0.02	0.05	0.13
Weighted average outstanding shares - diluted	406	407	407	408	407	407	408

EBITDA	98	105	89	98	(13)	12	51
Adjusted EBITDA	123	127	112	130	12	41	76
Non-GAAP net income	118	127	120	133	42	61	88
Non-GAAP net income per share - diluted	0.29	0.31	0.30	0.33	0.10	0.15	0.22

2024 Outlook
“This quarter, we delivered strong revenue growth and adjusted EBITDA growth well ahead of our guidance,” said Chris Lown, CFO of CoStar Group. The Company now expects revenue in the range of $2.72 billion to $2.73 billion for the full year of 2024, representing revenue growth of approximately 11% year-over-year at the midpoint of the range. The Company expects revenue for the fourth quarter of 2024 in the range of $693 million to $703 million, representing revenue growth of approximately 9% year-over-year at the midpoint of the range.

“We now expect adjusted EBITDA for the full year of 2024 in the range of $205 million to $215 million, an increase of 5% at the midpoint of the range from our previous guidance. For the fourth quarter of 2024, we expect adjusted EBITDA in the range of $76 million to $86 million.”

The Company expects full year 2024 non-GAAP net income per diluted share in a range of $0.67 to $0.69 based on 408 million shares. For the fourth quarter of 2024, the Company expects non-GAAP net income per diluted share in a range of $0.21 to $0.23 based on 408 million shares. These ranges include an estimated non-GAAP tax rate of 26% for the full year and the fourth quarter of 2024.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 22, 2024, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations, and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliations of EBITDA, adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share to the most directly comparable GAAP measures are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest income or expense, net and other income or expense, net; loss on debt extinguishment; income taxes and depreciation and amortization expense.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, and settlements and impairments incurred outside the Company’s ordinary course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's ordinary course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2024, the Company is assuming a 26% tax rate in order to approximate its statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Operating Metrics
Net new bookings is calculated based on the annualized amount of change in the Company's sales bookings resulting from new subscription-based contracts, changes to existing subscription-based contracts and cancellations of subscription-based contracts for the period reported. Information regarding net new bookings is not comparable to, nor should it be substituted for, an analysis of the Company's revenues over time.

Earnings Conference Call
Management will conduct a conference call to discuss the third quarter 2024 results and the Company’s outlook at 5:00 PM ET on Tuesday, October 22, 2024. A live audio webcast of the conference will be available in listen-only mode through the Investors section of the CoStar Group website: https://investors.costargroup.com. A replay of the webcast audio will also be available in the Investors section of our website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$692.6	$624.7	$2,026.8	$1,814.9
Cost of revenues	140.6	123.7	417.6	355.2
Gross profit	552.0	501.0	1,609.2	1,459.7

Operating expenses:
Selling and marketing (excluding customer base amortization)	331.2	266.9	1,055.7	743.2
Software development	81.0	67.9	243.0	197.8
General and administrative	105.8	94.4	314.3	274.4
Customer base amortization	10.3	10.2	31.5	31.3
	528.3	439.4	1,644.5	1,246.7
(Loss) income from operations	23.7	61.6	(35.3)	213.0
Interest income, net	55.6	58.4	165.3	153.9
Other (expense) income, net	(1.6)	0.5	(4.9)	1.6
Income before income taxes	77.7	120.5	125.1	368.5
Income tax expense	24.7	29.9	46.2	90.3
Net income	$53.0	$90.6	$78.9	$278.2

Net income per share - basic	$0.13	$0.22	$0.19	$0.69
Net income per share - diluted	$0.13	$0.22	$0.19	$0.68

Weighted-average outstanding shares - basic	406.8	405.6	406.2	405.2
Weighted-average outstanding shares - diluted	408.0	407.2	407.6	406.7

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$53.0	$90.6	$78.9	$278.2
Income tax expense	24.7	29.9	46.2	90.3
Income before income taxes	77.7	120.5	125.1	368.5
Amortization of acquired intangible assets	16.5	18.7	54.4	54.3
Stock-based compensation expense	21.8	21.9	67.3	63.8
Acquisition and integration related costs	4.4	0.8	12.7	2.3
Restructuring and related costs	0.2	0.5	0.2	3.9
Settlements and impairments	(1.3)	—	(1.3)	(0.1)
Non-GAAP income before income taxes	119.3	162.4	258.4	492.7
Assumed rate for income tax expense(1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	(31.0)	(42.2)	(67.2)	(128.1)
Non-GAAP net income	$88.3	$120.2	$191.2	$364.6

Net income per share - diluted	$0.13	$0.22	$0.19	$0.68
Non-GAAP net income per share - diluted	$0.22	$0.30	$0.47	$0.90

Weighted average outstanding shares - basic	406.8	405.6	406.2	405.2
Weighted average outstanding shares - diluted	408.0	407.2	407.6	406.7
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$53.0	$90.6	$78.9	$278.2
Amortization of acquired intangible assets in cost of revenues	6.2	8.4	22.9	23.0
Amortization of acquired intangible assets in operating expenses	10.3	10.3	31.5	31.3
Depreciation and other amortization	10.6	8.4	31.0	24.5
Interest income, net	(55.6)	(58.4)	(165.3)	(153.9)
Other expense (income), net[1]	1.6	(0.5)	4.9	(1.6)
Income tax expense	24.7	29.9	46.2	90.3
EBITDA	$50.8	$88.7	$50.1	$291.8
Stock-based compensation expense	21.8	21.9	67.3	63.8
Acquisition and integration related costs	4.4	0.8	12.7	2.3
Restructuring and related costs	0.2	0.5	0.2	3.9
Settlements and impairments	(1.3)	—	(1.3)	(0.1)
Adjusted EBITDA	$75.9	$111.9	$129.0	$361.7
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[1] Includes $5.4 million and $14.3 million of amortization and depreciation expense associated with lessor income for the three and nine months ended September 30, 2024, respectively.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$4,937.6	$5,215.9
Accounts receivable	202.4	213.2
Less: Allowance for credit losses	(23.6)	(23.2)
Accounts receivable, net	178.8	190.0
Prepaid expenses and other current assets	78.7	70.2
Total current assets	5,195.1	5,476.1

Deferred income taxes, net	4.3	4.3
Property and equipment, net	937.8	472.2
Lease right-of-use assets	79.2	79.8
Goodwill	2,396.6	2,386.2
Intangible assets, net	324.7	313.7
Deferred commission costs, net	173.0	167.7
Deposits and other assets	26.0	17.7
Income tax receivable	2.0	2.0
Total assets	$9,138.7	$8,919.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$84.4	$23.1
Accrued wages and commissions	105.5	117.8
Accrued expenses and other current liabilities	188.1	163.0
Income taxes payable	8.9	7.7
Lease liabilities	38.9	40.0
Deferred revenue	113.6	104.2
Total current liabilities	539.4	455.8

Long-term debt, net	991.5	990.5
Deferred income taxes, net	12.8	36.7
Income taxes payable	23.9	18.2
Lease and other long-term liabilities	80.0	79.9
Total liabilities	$1,647.6	$1,581.1

Total stockholders' equity	7,491.1	7,338.6
Total liabilities and stockholders' equity	$9,138.7	$8,919.7

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in millions)

	Nine Months Ended September 30,
	2024	2023
Operating activities:
Net income	$78.9	$278.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	107.6	78.8
Amortization of deferred commissions costs	86.1	69.8
Amortization of Senior Notes discount and issuance costs	2.3	1.8
Non-cash lease expense	25.1	22.1
Stock-based compensation expense	67.3	63.8
Deferred income taxes, net	(15.4)	(13.0)
Credit loss expense	25.8	25.7
Other operating activities, net	(0.6)	0.3

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13.7)	(64.6)
Prepaid expenses and other current assets	(8.3)	(20.7)
Deferred commissions	(91.7)	(93.1)
Accounts payable and other liabilities	57.9	21.1
Lease liabilities	(29.9)	(26.8)
Income taxes payable, net	(1.7)	4.4
Deferred revenue	8.2	(6.1)
Other assets	0.1	(0.7)
Net cash provided by operating activities	298.0	341.0

Investing activities:
Proceeds from sale of property and equipment and other assets	1.4	—
Purchases of property, equipment, and other assets for new campuses	(509.6)	(61.8)
Purchases of property, equipment, and other assets	(49.5)	(14.2)
Cash paid for acquisitions, net of cash acquired	(5.1)	—
Net cash used in investing activities	(562.8)	(76.0)

Financing activities:
Repurchase of restricted stock to satisfy tax withholding obligations	(28.7)	(23.4)
Proceeds from exercise of stock options and employee stock purchase plan	21.7	20.4
Principal repayments of finance lease obligations	(3.4)	—
Net cash used in financing activities	(13.8)	(3.0)

Effect of foreign currency exchange rates on cash and cash equivalents	0.3	(0.1)
Net (decrease) increase in cash and cash equivalents	(278.3)	261.9
Cash and cash equivalents at the beginning of period	5,215.9	4,968.0
Cash and cash equivalents at the end of period	$4,937.6	$5,229.9

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in millions)

	Three Months Ended September 30,
	2024			2023
	North America	International	Total	North America	International	Total
CoStar	$240.8	$16.1	$256.9	$223.4	$10.0	$233.4
Information Services	28.2	4.8	33.0	35.2	9.4	44.6
Multifamily	271.8	—	271.8	235.3	—	235.3
LoopNet	68.1	2.8	70.9	65.0	2.5	67.5
Residential	17.0	10.7	27.7	10.3	—	10.3
Other Marketplaces	32.3	—	32.3	33.6	—	33.6
Total revenues	$658.2	$34.4	$692.6	$602.8	$21.9	$624.7

	Nine Months Ended September 30,
	2024			2023
	North America	International	Total	North America	International	Total
CoStar	$713.6	$46.6	$760.2	$658.7	$28.8	$687.5
Information Services	83.5	15.9	99.4	99.5	28.7	128.2
Multifamily	790.8	—	790.8	670.3	—	670.3
LoopNet	201.7	8.1	209.8	189.5	6.8	196.3
Residential	41.6	30.9	72.5	36.2	—	36.2
Other Marketplaces	94.1	—	94.1	96.4	—	96.4
Total revenues	$1,925.3	$101.5	$2,026.8	$1,750.6	$64.3	$1,814.9

CoStar Group, Inc.
Results of Segments - Unaudited
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
EBITDA
North America	$63.5	$88.9	$97.4	$290.2
International	(12.7)	(0.2)	(47.3)	1.6
Total EBITDA	$50.8	$88.7	$50.1	$291.8

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$87.1	$100.5	$90.6	$96.4	$6.7	$19.2	$53.0
Income tax expense	29.2	31.1	29.9	36.3	4.8	16.7	24.7
Income before income taxes	116.4	131.7	120.5	132.7	11.5	35.9	77.7
Amortization of acquired intangible assets	17.7	18.0	18.7	19.3	19.8	18.1	16.5
Stock-based compensation expense	20.0	21.8	21.9	21.2	22.8	22.7	21.8
Acquisition and integration related costs	1.7	(0.2)	0.8	10.7	2.3	6.0	4.4
Restructuring and related costs	3.4	(0.1)	0.5	0.2	—	—	0.2
Settlements and impairments	(0.1)	—	—	—	—	—	(1.3)
Other income, net	—	—	—	(3.8)	—	—	—
Non-GAAP income before income taxes(1)	159.1	171.2	162.4	180.3	56.4	82.7	119.3
Assumed rate for income tax expense(2)	26%	26%	26%	26%	26%	26%	26%
Assumed provision for income tax expense	(41.4)	(44.5)	(42.2)	(46.9)	(14.7)	(21.5)	(31.0)
Non-GAAP net income(1)	$117.7	$126.7	$120.2	$133.4	$41.7	$61.2	$88.3

Non-GAAP net income per share - diluted	$0.29	$0.31	$0.30	$0.33	$0.10	$0.15	$0.22

Weighted average outstanding shares - basic	404.5	405.4	405.6	405.8	405.6	406.0	406.8
Weighted average outstanding shares - diluted	406.2	406.8	407.2	407.5	407.3	407.4	408.0
__________________________
(1) Totals may not foot due to rounding.
(2) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Net income	$87.1	$100.5	$90.6	$96.4	$6.7	$19.2	$53.0
Amortization of acquired intangible assets	17.7	18.0	18.7	19.3	19.8	18.1	16.5
Depreciation and other amortization	7.9	8.1	8.4	9.4	10.3	10.1	10.6
Interest income, net	(43.5)	(51.9)	(58.4)	(59.7)	(56.2)	(53.5)	(55.6)
Other (income) expense, net(1)	(0.6)	(0.6)	(0.5)	(3.7)	1.9	1.5	1.6
Income tax expense	29.2	31.1	29.9	36.3	4.8	16.7	24.7
EBITDA(2)	$97.8	$105.2	$88.7	$98.0	$(12.7)	$12.1	$50.8
Stock-based compensation expense	20.0	21.8	21.9	21.2	22.8	22.7	21.8
Acquisition and integration related costs	1.7	(0.2)	0.8	10.7	2.3	6.0	4.4
Restructuring and related costs	3.4	(0.1)	0.5	0.2	—	—	0.2
Settlements and impairments	(0.1)	—	—	—	—	—	(1.3)
Adjusted EBITDA(2)	$122.9	$126.8	$111.9	$130.1	$12.4	$40.8	$75.9
__________________________
(1) Includes $3.6 million, $5.3 million, and $5.4 million of amortization and depreciation expense associated with lessor income for the three months ended March 31, 2024, June 30, 2024, and September 30, 2024, respectively.

(2) Totals may not foot due to rounding.

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in millions, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2024		December 31, 2024
	Low	High	Low	High

Net income	$43	$49	$122	$128
Income tax expense	17	21	63	67
Income before income taxes	60	70	185	195
Amortization of acquired intangible assets	17	17	71	71
Stock-based compensation expense	26	26	93	93
Acquisition and integration related costs	11	11	24	24
Settlements and impairments	—	—	(1)	(1)
Non-GAAP income before income taxes	114	124	372	382
Assumed rate for income tax expense(1)	26%	26%	26%	26%
Assumed provision for income tax expense	(30)	(32)	(97)	(99)
Non-GAAP net income	84	92	275	283

Net income per share - diluted	$0.11	$0.12	$0.30	$0.31
Non-GAAP net income per share - diluted	$0.21	$0.23	$0.67	$0.69

Weighted average outstanding shares - diluted	408.3	408.3	407.8	407.8
__________________________
(1) The assumed tax rate approximates our statutory federal and state corporate tax rate for the applicable period.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Year Ending
	Ending December 31, 2024		December 31, 2024
	Low	High	Low	High
Net income	$43	$49	$122	$128
Amortization of acquired intangible assets	17	17	71	71
Depreciation and other amortization	11	11	42	42
Interest income, net	(51)	(51)	(216)	(216)
Other (income) expense, net	2	2	7	7
Income tax expense	17	21	63	67
Stock-based compensation expense	26	26	93	93
Settlements and impairments	—	—	(1)	(1)
Acquisition and integration related costs	11	11	24	24
Adjusted EBITDA	$76	$86	$205	$215

Investor Relations:
Rich Simonelli
Head of Investor Relations
CoStar Group
(973) 896-8184
getrich@costar.com

News Media:
Matthew Blocher
Vice President Corporate Marketing & Communications
CoStar Group
(202) 346-6775
mblocher@costar.com

About CoStar Group
CoStar Group (NASDAQ: CSGP) is a leading provider of online real estate marketplaces, information, and analytics in the property markets. Founded in 1987, CoStar Group conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of real estate information. CoStar is the global leader in commercial real estate information, analytics, and news, enabling clients to analyze, interpret and gain unmatched insight on property values, market conditions and availabilities. Apartments.com is the leading online marketplace for renters seeking great apartment homes, providing property managers and owners a proven platform for marketing their properties. LoopNet is the most heavily trafficked online commercial real estate marketplace with thirteen million average monthly global unique visitors. STR provides premium data benchmarking, analytics, and marketplace insights for the global hospitality industry. Ten-X offers a leading platform for conducting commercial real estate online auctions and negotiated bids. Homes.com is the fastest growing online residential marketplace that connects agents, buyers, and sellers. OnTheMarket is a leading residential property portal in the United Kingdom. BureauxLocaux is one of the largest specialized property portals for buying and leasing commercial real estate in France. Business Immo is France’s leading commercial real estate news service. Thomas Daily is Germany’s largest online data pool in the real estate industry. Belbex is the premier source of commercial space available to let and for sale in Spain. CoStar Group’s websites attracted over 163 million average monthly unique visitors in the third quarter of 2024. Headquartered in Washington, DC, CoStar Group maintains offices throughout the U.S., Europe, Canada, and Asia. From time to time, we plan to utilize our corporate website, CoStarGroup.com, as a channel of distribution for material company information. For more information, visit CoStarGroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: risks associated with the ability to consummate the proposed transaction with Matterport, Inc. ("Matterport") and the timing of the closing of the proposed transaction; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the proposed mergers as rapidly or to the extent anticipated by financial analysts or investors; the potential impact of announcement of the proposed mergers or consummation of the proposed Matterport transaction on business relationships, including with employees, customers, suppliers and competitors; unfavorable outcomes of any legal proceedings that have been or may be instituted against CoStar or Matterport; the ability to retain key personnel; costs, fees, expenses and charges related to the proposed Matterport transaction; the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends and expectations related to revenue, revenue growth, net income, non-GAAP net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, sales, net new bookings, site traffic and visitors, leads, and renewal rates; the risk that the Company is unable to sustain current Company-wide or Homes.com net new bookings; the risk that revenues for the fourth quarter and full year 2024 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2024 will not be as stated in this press release; the risk that EBITDA for the fourth quarter and full year 2024 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2024 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2024 will not be as stated in this press release; the risk that we may not successfully integrate acquired businesses or assets and may not achieve anticipated benefits of an acquisition, including expected synergies; the risk that the tax rate estimates stated in this press release may change and the risk that we may experience declines in our revenues, revenue growth rates and profitability due to the impact of economic conditions on the real estate industry and our core customer base. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar Group’s filings from time to time with the Securities and Exchange Commission (the "SEC"), including in CoStar Group’s Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Report for the quarterly periods ended March 31, 2024 and June 30, 2024, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar Group’s other filings with the SEC (including Current Reports on Form 8-K) available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar Group on the date hereof, and CoStar Group assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.